UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2014

MARINEMAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18167 U.S. Highway 19 North, Suite 300

Clearwater, Florida 33764

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 26, 2014, MarineMax, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect two directors, each to serve for a three-year term expiring in 2017; (2) to approve (on an advisory basis) our executive compensation (“say-on-pay”); and (3) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2014.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on January 10, 2014.

Proposal 1: To elect two directors, each to serve for a three-year term expiring in 2017.

Nominee	For	Against	Abstain	Broker Non-Votes
Frances L. Allen	21,004,766	136,802	1,344	2,568,471
Michael H. McLamb	19,630,698	1,510,944	1,270	2,568,471

Proposal 2: To approve (on an advisory basis) our executive compensation (“say-on-pay”).

For	Against	Abstain	Broker Non-Votes
20,913,738	199,224	29,950	2,568,471

Proposal 3: To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2014.

For	Against	Abstain	Broker Non-Votes
23,706,468	4,915	0	0

Each of the director nominees and proposals received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	MARINEMAX, INC.

/s/ Michael H. McLamb
	Name:	Michael H. McLamb
	Title:	Executive Vice President, Chief Financial Officer and Secretary

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